UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Jefferies Credit Partners BDC Inc.

(Exact name of Registrant as specified in its charter)

Maryland	814-01684	92-1852483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 284-3474

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Facility

On December 7, 2023 (the “Effective Date”), JCP BDC SPV I LLC (the “SPV”), a direct, wholly owned, consolidated subsidiary of Jefferies Credit Partners BDC Inc., a Maryland corporation (the “Company”), entered into a loan and security agreement (the “Credit Facility”), with the SPV, as borrower, JPMorgan Chase Bank, National Association, as the administrative agent, the Company, as the portfolio manager, the lenders from time to time parties thereto (the “Lenders”), and The Bank of New York Mellon Trust Company, National Association, as the collateral administrator, the collateral agent and securities intermediary.

The aggregate lender commitments under the Credit Facility are $500.0 million as of the Effective Date, with an additional $300.0 million committed beginning 12 months from the Effective Date, and an uncommitted accordion feature that would allow the SPV to borrow up to an additional $500.0 million. The Credit Facility matures on December 7, 2028, unless there is an earlier termination or an acceleration following an Event of Default.

Borrowings under the Credit Facility will bear interest at Term SOFR or a Base Rate, in each case plus an applicable margin equal to 2.70% for borrowings that reference Term SOFR and 1.70% for borrowings that reference the Base Rate. The SPV is also obligated to pay other closing fees and commitment fees that are customary for a credit facility of this size and type.

The Credit Facility is secured by all of the SPV’s assets. Both the SPV and the Company have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. In connection with the Credit Facility, the Company has also entered into an equity commitment letter with the Borrower, for the benefit of the Lenders, pursuant to which the Company may be required to contribute cash proceeds to the Borrower upon the occurrence of a Market Value Event or an Event of Default. The Credit Facility also includes usual and customary events of default for credit facilities of this type.

Borrowings of the SPV are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs and not defined herein have the meanings set forth in the Credit Facility. The above description is only a summary of the material provisions of the Credit Facility and does not purport to be complete and is qualified in its entirety by reference to the copy of the Form of Loan and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

JFIN Bridge Loan Agreement

On December 4, 2023, the Company entered into a loan agreement (the “Bridge Facility”) with the Company, as the borrower and Jefferies Finance LLC (“JFIN”), as the lender.

Under the Bridge Facility, JFIN loaned the Company an aggregate principal amount of $163,743,935.54. Such principal amount (and any interest accrued thereon) was repaid in its entirety on December 7, 2023, and the Bridge Facility was subsequently terminated.

The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Expense Support and Conditional Reimbursement Agreement

On December 6, 2023, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with Jefferies Credit Management LLC (the “Adviser”), pursuant to which the Adviser (i) has agreed to pay a portion of the Company’s Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 1.00% (on annualized basis) of the Company’s net asset value, and (ii) may elect to pay an additional portion of the Company’s expenses from time to time, which the Company will be obligated to reimburse to the Adviser at a later date if certain conditions are met. “Other Operating Expenses” means the Company’s total organizational and offering expenses, including the organizational and offering expenses in connection with the formation of the Company and the Initial Closing of the Private Offering that were incurred prior to the Commencement of Operations, and all other costs and expenses relating to the Company’s operations and transactions, excluding the Management Fee and the Incentive Fee, interest, fees and other expenses of Financings, taxes, and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of the Company’s business.

Capitalized terms in the foregoing description of the Expense Support Agreement, unless otherwise defined herein, have the meaning ascribed to them in the Company’s registration statement on Form 10 (File No. 000-56584), as amended. The foregoing description is only a summary of the material provisions of the Expense Support Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above with respect to the Bridge Facility is incorporated by reference into this Item 1.02.

Item 2.02.	Results of Operations and Financial Condition.

On December 4, 2023, the Company acquired an initial portfolio off loans and commitments for $163,743,935.54 pursuant to a sale and contribution agreement, dated June 30, 2023, by and among the Company and Jefferies Finance LLC and certain of its wholly-owned subsidiaries. A copy of the Company’s schedule of investments as of December 4, 2023 is furnished as Exhibit 99.1 to this report pursuant to Item 2.02 on Form 8-K and Regulation FD.

The information in Exhibit 99.1 furnished herewith is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Exhibit 99.1 furnished herewith shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

On December 7, 2023, the Company sold unregistered common shares of beneficial interest in the Company, par value $0.001 (the “Shares”), to certain investors pursuant to subscription agreements entered into between the Company and each of such investors. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder, and/or Regulation S thereunder. The following table details the amount of Shares sold and consideration therefor:

Date of Unregistered Sale	Amount of Shares	Consideration
December 7, 2023	8,395,649	$123,499,996.79

Item 7.01	Regulation FD Disclosure.

On December 6, 2023, the Company’s Board of Directors approved a forward stock split of its issued and outstanding Shares by way of a stock dividend. Each shareholder of record as of December 6, 2023 is entitled to receive 2,901 Shares for each Share of the Company held by such shareholder. As of December 6, 2023, after giving effect to the forward stock split the Company’s issued and outstanding Shares total 290,100.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan and Security Agreement, dated as of December 7, 2023, by and among Jefferies Credit Partners BDC Inc., JCP BDC SPV I LLC and JPMorgan Chase Bank, National Association.

10.2	Loan Agreement, dated as of December 4, 2023, by and between Jefferies Credit Partners BDC Inc. and Jefferies Finance LLC.

10.3	Expense Support Agreement, dated as of December 6, 2023, by and between Jefferies Credit Partners BDC Inc. and Jefferies Credit Management LLC.

99.1	Schedule of Investments of Jefferies Credit Partners BDC Inc. as of December 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES CREDIT PARTNERS BDC INC.

Date: December 8, 2023	By:	/s/ John Dalton
	Name:	John Dalton
	Title:	Chief Financial Officer